UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2011
PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33554	76-0168604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900 Houston, TX, (Address of Principal Executive Offices)	77002 (Zip Code)	(713) 335-5151 (Registrant’s Telephone Number)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 28, 2011, PROS Holdings, Inc (the “Company”) entered into an Employment Agreement with Andres Reiner, Chief Executive Officer and President. The Employment Agreement provides for a monthly base salary of $27,083.33, less applicable withholdings and deductions and subject to periodic review consistent with review of other management, and entitles Mr. Reiner to participate in the Company’s employee bonus plans as authorized by the Board or Compensation Committee of the Company, from time to time.
The Employment Agreement may be terminated (i) voluntarily by Mr. Reiner (other than for “good reason”), (ii) voluntarily by the Company (other than for “cause”), (iii) by Mr. Reiner for “good reason” or (iv) by the Company for “cause.” If Mr. Reiner is terminated without “cause,” resigns for “good reason” or the Company elects not to renew the employment terms, Mr. Reiner shall be entitled to the following, subject to the execution and delivery of a general release:
•	a severance payment equivalent to his then current base annual salary, less applicable withholdings and deductions, paid in equal installments over a 12-month period;

•	premiums required to continue health benefits for a period of 12-months;

•	full acceleration of his vesting of any stock option awards or equity awards that would have vested; and

•	any unpaid bonus earned prior to the termination, and the payment during the severance period of the bonus that would have been received during such period.
If Mr. Reiner resigns for “good reason” within six months prior to or any time after a “change in control” transaction of the Company, Mr. Reiner shall be entitled to the following, subject to the execution and delivery of a general release:
•	a severance payment equivalent to his then current base annual salary, less applicable withholdings and deductions, paid in equal installments over an 18-month period;

•	premiums required to continue health benefits for a period of 18-months;

•	full acceleration of his vesting of any stock option awards or equity awards that would have vested; and

•	any unpaid bonus earned prior to the termination, and the payment during the severance period of the bonus that would have been received during such period.
The terms “bonus,” “cause,” “good reason” and “change in control” as used above are defined in the Employment Agreement.
The foregoing description of Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of employment agreement of which is attached as Exhibits 10.1 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On February 28, 2011, the Company entered into an Employment Agreement with Andres Reiner, Chief Executive Officer and President. A summary of the terms of such Employment Agreement is contained in Item 1.01 above and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Employment Agreement dated February 28, 2011 by and between PROS Holdings, Inc. and Andres Reiner.

*	Indicates a management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2011	PROS HOLDINGS, INC.
/s/ Charles H. Murphy
Charles H. Murphy
Chief Financial Officer and Executive Vice President